UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Musick
Irvine, CA 92618
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 420-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition
On May 15, 2008, the Company issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2008.
The press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference.
The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 2.06. Material Impairments
To the extent required by Item 2.06 of Form 8-K, the Company includes the following disclosure from the press release attached hereto as Exhibit 99.01:
As the Company noted in its recent filings, due to disruptions of, and the resulting reduced liquidity in certain financial markets, the Company’s AAA rated auction rate securities with a total purchased cost of approximately $350,000 experienced failed auctions during 2008. The securities in question do not have stated maturity dates since they are perpetual securities and reset every 7 to 28 days. Due to the failed auctions, the Company was unable to sell the securities at their respective costs, resulting in a temporary decrease in fair value. As a result, the Company has classified $350,000 of auction rate securities as long-term investments in marketable securities. The Company has concluded that any unrealized losses on these investments are temporary because the Company believes that the decline in market value that has occurred is due to general market conditions, the auction rate securities continue to be of a high credit quality and interest is paid as due and the Company has the intent and ability to hold these investments to maturity or until a recovery in market value occurs. The fair value of these securities could change significantly in the future and the Company may be required to record other-than-temporary impairment charges or additional unrealized losses in future periods.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press release of Cardiogenesis Corporation dated May 15, 2008 (furnished pursuant to Item 2.02)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: May 15, 2008	By:	/s/ William Abbott
William Abbott, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press release of Cardiogenesis Corporation dated May 15, 2008 (furnished pursuant to Item 2.02)